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                                                                     Exhibit 5.1

January 12, 1998


Board of Directors
Tandy Corporation
100 Throckmorton Street
Suite 1800
Fort Worth, TX 76102

                       Registration Statement on Form S-3
                       Tandy Corporation Tandy Shares Plan

Gentlemen:

I am Vice President, Corporate Secretary and General Counsel for Tandy Corporation (the "Company") in connection with its registration under the Securities Act of 1933 of 3,000,000 shares of its common stock (the "Shares") which are proposed to be offered and sold as described in the Company's Registration Statement on Form S-3 for the Company's Tandy Shares Plan (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on January 12, 1998.

In rendering this opinion, I have relied upon, among other things, my examination of such records of the Company and certificates of its officers and of public officials as I have deemed necessary.

Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. Although the Tandy Shares Plan does not currently provide for the issuance and sale of the Shares by the Company, should the Tandy Shares Plan be amended in the future to provide for such sale, after appropriate authorization by the Board of Directors of the Company of the issue and sale of the Shares and a good faith determination by the Board of Directors that the consideration to be received therefor is adequate, upon issuance and sale of the Shares under the terms of the Tandy Shares Plan as amended and receipt by the Company of full payment therefor in accordance with the corporate authorization, the Shares will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Sincerely,


Mark C. Hill
Vice President, Corporate Secretary
and General Counsel

MCH:ll